UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

ELEPHANT & CASTLE GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-12134	None
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1190 Hornby Street
Vancouver, British Columbia
Canada V6Z 2K5
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-6451

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425) .

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2007, Elephant & Castle Group Inc. (the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with Repechage Investments Limited, a corporation incorporated under the laws of Newfoundland and Labrador, Canada (“Repechage Investments”), and Repechage Restaurant Group Ltd., a wholly-owned subsidiary of Repechage Investments and a corporation incorporated under the laws of Canada (“Repechage”), which contemplates the acquisition by Repechage of all of the outstanding securities of the Company by way of a plan of arrangement (the “Arrangement”) pursuant to Section 288 of the Business Corporations Act (British Columbia). Pursuant to the Arrangement Agreement, Repechage has agreed to acquire all of the Company’s outstanding common shares at a price of Cdn$0.7982 per share in cash, and all of the Company’s outstanding preferred shares at a price of Cdn$2.3946 per share in cash. Also, holders of outstanding warrants exercisable for the Company’s common shares and preferred shares will receive the difference, if any, between Cdn$0.7982 and Cdn$2.3946, respectively, and the exercise price for such warrants. As a result of the Arrangement, each option to purchase the Company’s common shares that has not been exercised and remains outstanding immediately prior to the effective time of the Arrangement will be terminated, and certain creditors holding outstanding notes of the Company will be repaid all outstanding principal amounts owed thereunder, together with all interest thereon, resulting in the Company no longer having any liabilities or obligations with respect to such notes.

The Arrangement is subject to the approval of two-thirds of the votes cast, in person or by proxy, at a special meeting of common shareholders expected to be held in March 2007, as well as the approval of a majority in number of the Company’s creditors holding at least three quarters in value of the claims of such creditors present and voting, in person or by proxy, at a meeting of the Company’s creditors also expected to be held in March 2007. The Arrangement is also subject to the approval of the Supreme Court of British Columbia. The board of directors of the Company (the “Board”), based on the unanimous recommendation of a special committee of the Board, has approved the terms of the Arrangement Agreement and will recommend that the shareholders and creditors of the Company approve the Arrangement.

In the Arrangement Agreement, the Company has made customary representations, warranties and covenants, including, among others, covenants to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Arrangement Agreement and the consummation of the Arrangement. Consummation of the Arrangement is conditioned upon, among other things, (i) the approval by the Supreme Court of British Columbia; (ii) the approval by the Company's security holders and creditors pursuant to the Arrangement Agreement; (iii) the absence of any judicial or administrative action before a governmental entity or applicable law proposed, enacted, promulgated or applied related to the Arrangement that has a material adverse effect on any party to the Arrangement Agreement which could interfere with the Arrangement; (iv) the entry into of an escrow agreement between Repechage and certain security holders of the Company providing for an escrow in the amount of US$1,840,000 as exclusive support for indemnification claims for breaches of certain representations, warranties and covenants contained in the Arrangement Agreement for a period of nine months from the effective date of the Arrangement; (v) the entry into of employment and non-competition agreements between certain of the Company’s management and Repechage satisfactory to the respective parties; (vi) the effective date of the Arrangement occurring on or before March 31, 2007; (vii) the Arrangement Agreement is not terminated pursuant to the terms contained therein; (viii) the performance of covenants; (ix) the accuracy of representations and warranties; (x) no dissenters’ rights are exercised by holders of the Company’s preferred shares and less than 10% of the holders of the Company’s common shares exercise dissenters’ rights or such rights remain outstanding in connection with the Arrangement; (xi) the receipt of all material permits and consents; (xii) the occurrence of no event which has, or which would reasonably be expected to have, a material adverse effect on the Company; (xiii) the entry into of an investment or similar agreement pursuant to which certain of the Company’s management shall have invested not less than US$300,000 in the common shares of Repechage; (xiv) certain persons waive the provisions of certain change of control agreements with respect to the Arrangement; (xv) payoff letters are obtained from certain creditors of the Company; and (xvi) certain conditions are satisified in the commitment letters entered into by Repechage and Repechage Investments. No assurance can be given that the conditions to closing the transactions contemplated by the Arrangement Agreement will be satisfied, or that the Arrangement ultimately will be consummated.

The Board of Directors has received an opinion from its financial advisor, Capital West Partners, to the effect that the consideration proposed to be paid to the shareholders in the transaction is fair, from a financial point of view, to such shareholders.

Pursuant to the Arrangement Agreement and subject to certain exceptions contained therein, the Company and its subsidiaries may not solicit, initiate, facilitate, engage in, respond to or encourage any acquisition proposal other than the Arrangement.

The above description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Arrangement Agreement contains customary representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Arrangement Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

In connection with the Arrangement Agreement, Repechage Investments, Repechage, GE Investment Private Placement Partners II (“GEIPPP”), Crown Life Insurance Company (“Crown”), Rick Bryant, the President and Chief Executive Officer of the Company, Roger Sexton, the Chief Financial Officer of the Company, Peter Laurie, the Chief Operating Officer of the Company, and the Company (collectively, with GEIPPP, Crown and Messrs. Bryant, Sexton and Laurie, the “Parties”) entered into separate support and indemnification agreements, pursuant to which the Parties have agreed to vote all securities of the Company held by them at any meeting of the security holders of the Company in favor of the Arrangement and the Arrangement Agreement and the transactions contemplated thereby and agreed not to consent to any action or agreement that would delay, prevent or frustrate the Arrangement and the Arrangement Agreement.

Item 8.01 Other Events.

Attached as Exhibit 99.1 to this Form 8-K is a press release dated January 23, 2007. Such exhibit is being furnished pursuant to this Item 8.01 and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Arrangement Agreement, dated January 22, 2007, among Repechage Investments Limited, Repechage Restaurants Group Ltd. and Elephant & Castle Group Inc.

Exhibit 99.1	Press Release dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT & CASTLE GROUP INC.

Date: January 24, 2007	By:	/s/ Roger Sexton
Roger Sexton, Chief Financial Officer